Exhibit 10.20

THIRD AMENDMENT OF REGISTRATION RIGHTS AGREEMENT

This Third Amendment of Registration Rights Agreement (“Agreement”) is entered into as of November 16, 2015 by OncoCyte Corporation, a California corporation (the “Company”) for the benefit of the Holders.

WHERAS, the Company has previously entered into (a) a Registration Rights Agreement, during September 2009 (the “Agreement”) pursuant to which the Company has agreed to register for sale under the Act up to 6,000,000 shares of common stock of the Company issued to certain Holders, (b) a Stock Purchase Agreement, dated August 2011, under which the Company issued and sold to holders an additional 10,000,000 shares of Company common stock, (d) an amendment to the Agreement with respect to the addtional10,000,000 shares of common stock sold, (c) certain Stock Subscription Agreements, of like tenor, pursuant to which the Company agreed to issue and sell up to an additional 9,090,910 shares of Company common stock, and (d) a second amendment to the Agreement with respect to the additional 9,090,910 shares; and

WHEREAS, the Company has entered into a Stock Subscription Agreement dated September 29, 2015 under which the Company has issued and sold an additional 5,421,714 shares of common stock.

NOW, THEREFORE, the Company agrees that the Agreement is amended as follows:

1.            Certain Definitions.

(a)         The definition of Shares is amended to read as follows:

“Shares” means up to 30,512,624 shares of common stock, no par value, of the Company issued by the Company pursuant to the Stock Purchase Agreement.

(b)        The definition of Stock Purchase Agreement is amended to read as follows:

 “Stock Purchase Agreement” means, collectively, (i) a Stock Purchase Agreement, dated September 2009, pursuant to which the Company agreed to issue and sell up to an aggregate of 6,000,000 Shares to certain Holders, (ii) a Stock Purchase Agreement, dated August 2011, pursuant to which the Company agreed to issue and sell up to an aggregate of 3,000,000 Shares to George Karfunkel; (iii) a Stock Purchase Agreement, dated August 2011, pursuant to which the Company agreed to issue and sell up to an aggregate of 7,000,000 Shares to BioTime, Inc.; (iv) Stock Subscription Agreements, of like tenor, executed by the Company as of May 8, 2015, pursuant to which the Company agreed to issue and sell up to an aggregate of 9,090,910 Shares to the shareholders of the Company; and (v) a Stock Subscription Agreement dated September 29, 2015 under which the Company agreed to issue and sell 5,421,714 Shares to BioTime, Inc.

2.            Other Provisions.  Except as amended by the foregoing amendments, the terms of the Agreement shall remain in full force and effect.  Capitalized terms not otherwise defined herein have the meaning ascribed in the Agreement.

3.            Agreement to be Bound.  By executing this Amendment, BioTime, Inc. agrees to be bound by the terms of the Agreement, as amended hereby.

IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Agreement as of the date first above written.

THE COMPANY:

ONCOCYTE CORPORATION

By	/s/William Annett
William Annett,
Chief Executive Officer